Exhibit 13.1

CERTIFICATION

Pursuant to 18 U.S.C. § 1350, I, Napoleon L. Nazareno, President and Chief Executive Officer of Philippine Long Distance Telephone Company, hereby certify, to my knowledge, that our annual report on Form 20-F for the year ended December 31, 2011 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and that the information contained in the Report fairly presents, in all material respects, our financial condition and results of operations.

March 28, 2012

/s/ Napoleon L. Nazareno
NAPOLEON L. NAZARENO President and Chief Executive Officer (Principal Executive Officer)

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.